As filed with the Securities and Exchange Commission on October 30, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Orchard Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	2836	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

108 Cannon Street

London EC4N 6EU

United Kingdom

Tel: +44 (0) 203 384 6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

10 East 40th Street 10th Floor

New York, New York 10016

+1 212 947 7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom Michael H. Bison Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Andrew Harrow Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 20 7447 4200	Deanna L. Kirkpatrick Marcel R. Fausten Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑  333-227698

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company  ☑

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Ordinary shares, nominal value £0.10 per share(4)	1,095,240	$14.00	$15,333,360	$1,859

(1)

Represents only the additional number of ordinary shares represented by American Depositary Shares, or ADSs, being registered and includes 142,858 ordinary shares represented by ADSs issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-227698).

(2)	Based on the public offering price of $14.00 per ADS.
(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $245,333,312 on a Registration Statement on Form F-1 (File No. 333-227698), which was declared effective by the Securities and Exchange Commission on October 30, 2018. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $15,333,360 is hereby registered, which includes ordinary shares represented by ADSs issuable upon the exercise of the underwriters’ option to purchase additional shares.

(4)

These ordinary shares are represented by ADSs, each of which represents one ordinary share of the Registrant. ADSs issuable upon deposit of the ordinary shares registered hereby are being registered pursuant to a separate registration statement on Form F-6 (File No. 333-227905).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form F-1 (File No. 333-227698) filed by Orchard Therapeutics plc (formerly Orchard Rx Limited) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on October 30, 2018, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter (UK) LLP (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-227698), as filed with the Securities and Exchange Commission on October 26, 2018).

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-227698), originally filed with the Securities and Exchange Commission on October 4, 2018 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 30th day of October, 2018.

ORCHARD THERAPEUTICS PLC

By:	/s/ Mark Rothera
	Name:	Mark Rothera
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mark Rothera Mark Rothera	President, Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2018

/s/ Frank E. Thomas Frank E. Thomas	Chief Financial Officer and Chief Business Officer (Principal Financial Officer and Principal Accounting Officer)	October 30, 2018

* James A. Geraghty	Chairman of the Board of Directors	October 30, 2018

* Joanne T. Beck, Ph.D.	Director	October 30, 2018

* Marc Dunoyer	Director	October 30, 2018

* Jon Ellis, Ph.D.	Director	October 30, 2018

* Bobby Gaspar, M.D., Ph.D.	Director	October 30, 2018

* Charles A. Rowland, Jr.	Director	October 30, 2018

* Hong Fang Song	Director	October 30, 2018

By:	/s/ Tais Laureano	Authorized Representative in the United States	October 30, 2018
Name: Tais Laureano
Title: Assistant Secretary on behalf of Cogency Global Inc.

*By:	/s/ Frank E. Thomas
Frank E. Thomas Attorney-In-Fact